Exhibit 99.1

FOR IMMEDIATE RELEASE

April 27, 2026

CONTACT:	Darren Lehrich
Vice President-Investor Relations
610-382-3310
Darren.Lehrich@uhsinc.com

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES FINANCIAL RESULTS FOR THE

THREE-MONTH PERIOD ENDED MARCH 31, 2026

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended March 31, 2026 and 2025:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $348.7 million, or $5.65 per diluted share, during the first quarter of 2026, as compared to $316.7 million, or $4.80 per diluted share, during the first quarter of 2025. Net revenues increased by 9.6% to $4.495 billion during the first quarter of 2026, as compared to $4.100 billion during the first quarter of 2025.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income during the first quarter of 2026 was $346.5 million, or $5.62 per diluted share, as compared to $319.5 million, or $4.84 per diluted share, during the first quarter of 2025.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2026 was a favorable net after-tax impact of $2.2 million, or $.03 per diluted share, resulting from the net tax benefit recorded in connection with “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2025 were: (i) an unrealized after-tax loss (included in “Other (income) expense, net”)of $3.3 million, or $.05 per diluted share ($4.3 million pre-tax), resulting from a decrease in the market value of certain equity securities (that were sold during the fourth quarter of 2025), and; (ii) a favorable net after-tax impact of $0.5 million, or $.01 per diluted share, resulting from the net tax benefit recorded in connection with ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $651.7 million during the first quarter of 2026, as compared to $603.9 million during the first quarter of 2025. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $648.3 million during the first quarter of 2026, as compared to $598.2 million during the first quarter of 2025.

Acute Care Services – Three-month periods ended March 31, 2026 and 2025:

During the first quarter of 2026, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) were unchanged and adjusted patient days increased by 0.8%, as compared to the first quarter of 2025. At these facilities, during the first quarter of 2026, net revenue per adjusted admission increased by 6.3% while net revenue per adjusted patient day increased by 5.5%, as compared to the first quarter of 2025. Net revenues generated from our acute care services, on a same facility basis, increased by 8.2% during the first quarter of 2026, as compared to the first quarter of 2025.

Behavioral Health Care Services – Three-month periods ended March 31, 2026 and 2025:

During the first quarter of 2026, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 1.2% while adjusted patient days increased by 1.6%, as compared to the first quarter of

2025. At these facilities, during the first quarter of 2026, net revenue per adjusted admission increased by 6.2% and net revenue per adjusted patient day increased by 5.8%, as compared to the first quarter of 2025. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.3% during the first quarter of 2026, as compared to the first quarter of 2025.

Net Cash Provided by Operating Activities and Credit Agreement Amendment/Capital Resources:

Net Cash Provided by Operating Activities:

During the three-month period ended March 31, 2026, our net cash provided by operating activities was $402 million as compared to $360 million during the first quarter of 2025. The $42 million net increase in our net cash provided by operating activities consisted of: (i) a favorable change of $40 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense and gain on sales of assets and businesses; (ii) a favorable change of $95 million in accounts receivable (due, in part, to delays experienced during the first quarter of 2025 in receipt of funds in connection with certain Medicaid supplemental payment programs in various states); (iii) an unfavorable change of $80 million in other working capital accounts due primarily to the timing of accounts payable disbursements, and; (iv) other combined net unfavorable changes of $13 million.

Credit Agreement Amendment/Capital Resources:

In April, 2026, and as previously disclosed on Form 8-K as filed with the Securities and Exchange Commission on April 24, 2026, we amended our credit agreement to, among other things, increase our borrowing capacity by an aggregate of $900 million as follows: (i) increase the borrowing capacity of the revolving credit facility by $200 million to $1.5 billion (from $1.3 billion previously); (ii) increase the existing tranche term loan A by $300 million to $1.455 billion (from $1.155 billion previously), and; (iii) initiate a new $400 million delayed draw term loan A which is expected to be drawn upon the closing of our acquisition of Talkspace, Inc. The maturity date for our credit agreement, which is scheduled for September 26, 2029, remained unchanged.

As of March 31, 2026, we had approximately $373 million of borrowings outstanding pursuant to our revolving credit facility.

Stock Repurchase Program:

In connection with our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. Pursuant to this program, during the first quarter of 2026, we have repurchased 675,000 shares at an aggregate cost of approximately $127.3 million (average price of approximately $189 per share).

As of March 31, 2026, we had an aggregate available repurchase authorization of approximately $1.298 billion pursuant to our stock repurchase program.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 28, 2026. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call. Supplemental financial disclosures related to our financial results are available on our website.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500® corporation, our annual revenues during 2025 were $17.4 billion. UHS ranked #271 on the Fortune 500® and #355 among American companies on the Forbes Global 2000. In 2026, UHS was again recognized as one of Fortune World’s Most Admired Companies™ (from Fortune, ©2025, 2026 Fortune Media IP Limited. All rights reserved. Used under license).

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

UHS is headquartered in King of Prussia, PA, and, through its subsidiaries, has approximately 101,500 employees and operates 29 inpatient acute care hospitals, 346 inpatient behavioral health facilities, 168 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 40 states, Washington, D.C., the United Kingdom and Puerto Rico.

A wholly-owned subsidiary of UHS acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2025), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs could materially affect program payments which could materially impact our results of operations. In addition, we receive substantial reimbursement from multiple states in connection with various supplemental Medicaid payment programs. Failure to renew these programs beyond their scheduled termination dates, failure of the public hospitals to provide the necessary Inter-Governmental Transfers for the states’ share of the Medicaid disproportionate share hospital programs, and the failure of our hospitals that currently receive supplemental Medicaid revenues to qualify for future funds under these programs could cause our actual results of operations for the year ended December 31, 2026 to differ materially from our previously disclosed 2026 operating results forecast.
•
Legislation adopted on July 4, 2025, attaches work and community service requirements to eligibility for Medicaid benefits that will have the effect of limiting Medicaid enrollment and expenditures. That legislation also places limits on provider fees used to increase federal Medicaid funding to states and eliminated certain exchange premium tax credits beyond 2025. As these provisions become effective over the next several years, they may be expected to reduce our revenues and likely increase the level of uncompensated care provided by our facilities.
•
The increase in interest rates during the past few years has increased our interest expense significantly thereby reducing our free cash flow. As such, although interest rates have moderated more recently, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations and our ability to access the capital markets on favorable terms.
•
Changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where our products or materials are made (either directly or through our suppliers) could have an impact on our competitive position, business operations and financial results.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the matters related to Cumberland Hospital for Children and Adolescents, located in New Kent, Virginia, and the verdict in Washoe County, Nevada, against certain subsidiaries of ours, both of which were previously disclosed in various filings including, most recently, our Form 10-K for the year ended December 31, 2025. Although we can make no assurances regarding the ultimate outcome of these matters, or what damages will ultimately be awarded, the final resolution of these matters could have a material adverse effect on the Company.
•
The ability to successfully complete, integrate and realize the benefit and synergies from our proposed acquisition of Talkspace, Inc.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the value of certain non-marketable securities (in connection with our minority ownership in a healthcare generative artificial intelligence company), the impact of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2025. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2026	2025
Net revenues	$4,495,182	$4,099,720

Operating charges:
Salaries, wages and benefits	2,088,229	1,951,104
Other operating expenses	1,283,928	1,105,752
Supplies expense	426,543	402,881
Depreciation and amortization	155,426	148,345
Lease and rental expense	38,196	36,813
	3,992,322	3,644,895

Income from operations	502,860	454,825
Interest expense, net	37,133	40,056
Other (income) expense, net	(3,389)	(5,659)
Income before income taxes	469,116	420,428
Provision for income taxes	110,438	98,800
Net income	358,678	321,628
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	9,996	4,948
Net income attributable to UHS	$348,682	$316,680

Basic earnings per share attributable to UHS (a)	$5.71	$4.87

Diluted earnings per share attributable to UHS (a)	$5.65	$4.80

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2026	2025
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS - basic and diluted	$348,682	$316,680

Weighted average number of common shares - basic	61,071	64,970

Basic earnings per share attributable to UHS:	$5.71	$4.87

Weighted average number of common shares	61,071	64,970
Add: Other share equivalents	597	1,067
Weighted average number of common shares and equiv. - diluted	61,668	66,037

Diluted earnings per share attributable to UHS:	$5.65	$4.80

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2026 and 2025
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2026	revenues	March 31, 2025	revenues
Net income attributable to UHS	$348,682		$316,680
Depreciation and amortization	155,426		148,345
Interest expense, net	37,133		40,056
Provision for income taxes	110,438		98,800
EBITDA net of NCI	$651,679	14.5%	$603,881	14.7%
Other (income) expense, net	(3,389)		(5,659)
Adjusted EBITDA net of NCI	$648,290	14.4%	$598,222	14.6%

Net revenues	$4,495,182		$4,099,720

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2026		March 31, 2025
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$348,682	$5.65	$316,680	$4.80
Plus/minus after-tax adjustments:
Loss on marketable equity securities	-	-	3,285	0.05
Impact of ASU 2016-09, net	(2,164)	(0.03)	(461)	(0.01)
Subtotal adjustments	(2,164)	(0.03)	2,824	0.04
Adjusted net income	$346,518	$5.62	$319,504	$4.84

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$119,028	$137,797
Accounts receivable, net	2,745,090	2,602,434
Supplies	229,415	232,110
Other current assets	406,168	435,574
Total current assets	3,499,701	3,407,915

Property and equipment	13,609,793	13,489,811
Less: accumulated depreciation	(6,546,146)	(6,481,714)
	7,063,647	7,008,097
Other assets:
Goodwill	3,980,656	3,990,213
Deferred income taxes	68,339	70,517
Right of use assets-operating leases	375,316	374,239
Deferred charges	9,234	9,272
Other	684,249	667,340
Total Assets	$15,681,142	$15,527,593

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$756,240	$748,158
Accounts payable and other liabilities	2,356,343	2,416,276
Operating lease liabilities	72,904	73,237
Federal and state taxes	58,591	1,930
Total current liabilities	3,244,078	3,239,601

Other noncurrent liabilities	532,678	527,827
Operating lease liabilities noncurrent	344,555	340,715
Deferred income taxes	3,234	5,649
Long-term debt	3,952,118	4,004,393

Redeemable noncontrolling interest	73,380	70,620

UHS common stockholders' equity	7,464,857	7,275,792
Noncontrolling interest	66,242	62,996
Total equity	7,531,099	7,338,788

Total Liabilities and Stockholders' Equity	$15,681,142	$15,527,593

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Net income	$358,678	$321,628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	155,426	148,345
Stock-based compensation expense	22,504	21,595
Gain on sales of assets and businesses	(5,046)	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(123,862)	(218,374)
Accrued interest	10,992	11,086
Accrued and deferred income taxes	104,772	88,641
Other working capital accounts	(122,911)	(42,824)
Other assets and deferred charges	(12,257)	(489)
Other, net	(221)	3,811
Accrued insurance expense, net of commercial premiums paid	62,568	47,334
Payments made in settlement of self-insurance claims, net of commercial insurance reimbursements	(49,015)	(20,705)
Net cash provided by operating activities	401,628	360,048
Cash Flows from Investing Activities:
Property and equipment additions	(217,157)	(239,026)
Proceeds received from sales of assets and businesses	14,304	0
Acquisition of businesses and property	(4,857)	(8,314)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	14,716	(23,695)
Costs incurred for purchase and development of enterprise resource planning application	(4,613)	0
Decrease in capital reserves of commercial insurance subsidiary	28	(264)
Net cash used in investing activities	(197,579)	(271,299)
Cash Flows from Financing Activities:
Repayments of long-term debt	(44,731)	(9,113)
Additional borrowings	40	152,454
Repurchase of common shares	(163,849)	(223,385)
Dividends paid	(12,974)	(13,534)
Issuance of common stock	3,782	3,658
Profit distributions to noncontrolling interests	(7,912)	(5,912)
Purchase of ownership interests by minority members, net	3,750	4,412
Net cash used in financing activities	(221,894)	(91,420)
Effect of exchange rate changes on cash and cash equivalents	(924)	1,645
Decrease in cash, cash equivalents and restricted cash	(18,769)	(1,026)
Cash, cash equivalents and restricted cash, beginning of period	271,322	224,752
Cash, cash equivalents and restricted cash, end of period	$252,553	$223,726
Supplemental Disclosures of Cash Flow Information:
Interest paid	$25,119	$27,718
Income taxes paid, net of refunds	$8,276	$5,638
Noncash purchases of property and equipment	$70,246	$116,196

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		Three Months ended
		3/31/2026
Acute Care Services (1)
Revenues		8.2%
Adjusted Admissions		0.0%
Adjusted Patient Days		0.8%
Revenue Per Adjusted Admission		6.3%
Revenue Per Adjusted Patient Day		5.5%

Behavioral Health Care Services (1)
Revenues		7.3%
Adjusted Admissions		1.2%
Adjusted Patient Days		1.6%
Revenue Per Adjusted Admission		6.2%
Revenue Per Adjusted Patient Day		5.8%

UHS Consolidated	Three Months ended
	3/31/2026	3/31/2025
Revenues	$4,495,182	$4,099,720
EBITDA net of NCI	$651,679	$603,881
EBITDA Margin net of NCI	14.5%	14.7%
Adjusted EBITDA net of NCI	$648,290	$598,222
Adjusted EBITDA Margin net of NCI	14.4%	14.6%

Cash Flow From Operations	$401,628	$360,048
Capital Expenditures	$217,157	$239,026
Days Sales Outstanding	55	53

Debt	$4,708,358	$4,649,682
UHS' Shareholders Equity	$7,464,857	$6,785,604
Debt / Total Capitalization	38.7%	40.7%
Debt / EBITDA net of NCI (2)	1.70	2.00
Debt / Adjusted EBITDA net of NCI (2)	1.78	2.01
Debt / Cash From Operations (2)	2.47	2.29

(1) Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

(2) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three Months ended

March 31, 2026 and 2025

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2026		March 31, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,470,045	100.0%	$2,281,831	100.0%
Operating charges:
Salaries, wages and benefits	952,835	38.6%	913,829	40.0%
Other operating expenses	728,152	29.5%	638,599	28.0%
Supplies expense	365,497	14.8%	348,824	15.3%
Depreciation and amortization	95,681	3.9%	94,901	4.2%
Lease and rental expense	26,738	1.1%	25,344	1.1%
Subtotal-operating expenses	2,168,903	87.8%	2,021,497	88.6%
Income from operations	301,142	12.2%	260,334	11.4%
Interest expense, net	986	0.0%	2,262	0.1%
Other (income) expense, net	(2,555)	(0.1)%	(8,572)	(0.4)%
Income before income taxes	$302,711	12.3%	$266,644	11.7%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2026		March 31, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,610,136	100.0%	$2,357,814	100.0%
Operating charges:
Salaries, wages and benefits	972,846	37.3%	915,524	38.8%
Other operating expenses	859,847	32.9%	716,662	30.4%
Supplies expense	367,938	14.1%	348,692	14.8%
Depreciation and amortization	96,318	3.7%	94,903	4.0%
Lease and rental expense	26,572	1.0%	25,344	1.1%
Subtotal-operating expenses	2,323,521	89.0%	2,101,125	89.1%
Income from operations	286,615	11.0%	256,689	10.9%
Interest expense, net	986	0.0%	2,262	0.1%
Other (income) expense, net	(2,132)	(0.1)%	(8,267)	(0.4)%
Income before income taxes	$287,761	11.0%	$262,694	11.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2025.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three Months ended

March 31, 2026 and 2025

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2026		March 31, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,818,676	100.0%	$1,694,160	100.0%
Operating charges:
Salaries, wages and benefits	993,038	54.6%	919,790	54.3%
Other operating expenses	334,423	18.4%	319,600	18.9%
Supplies expense	58,456	3.2%	54,995	3.2%
Depreciation and amortization	55,156	3.0%	50,879	3.0%
Lease and rental expense	11,305	0.6%	10,878	0.6%
Subtotal-operating expenses	1,452,378	79.9%	1,356,142	80.0%
Income from operations	366,298	20.1%	338,018	20.0%
Interest expense, net	1,192	0.1%	1,075	0.1%
Other (income) expense, net	(883)	(0.0)%	(825)	(0.0)%
Income before income taxes	$365,989	20.1%	$337,768	19.9%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2026		March 31, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,882,152	100.0%	$1,739,064	100.0%
Operating charges:
Salaries, wages and benefits	1,001,094	53.2%	923,366	53.1%
Other operating expenses	391,898	20.8%	362,262	20.8%
Supplies expense	58,787	3.1%	55,148	3.2%
Depreciation and amortization	56,634	3.0%	51,152	2.9%
Lease and rental expense	11,515	0.6%	11,364	0.7%
Subtotal-operating expenses	1,519,928	80.8%	1,403,292	80.7%
Income from operations	362,224	19.2%	335,772	19.3%
Interest expense, net	1,272	0.1%	1,075	0.1%
Other (income) expense, net	(883)	(0.0)%	(825)	(0.0)%
Income before income taxes	$361,835	19.2%	$335,522	19.3%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2025.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months ended
March 31, 2026 and 2025
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/26	03/31/25	% change	03/31/26	03/31/25	% change

Hospitals owned and leased	29	28	3.6%	346	334	3.6%
Average licensed beds	7,165	6,994	2.4%	24,570	24,083	2.0%
Average available beds	6,993	6,822	2.5%	24,470	23,983	2.0%
Patient days	431,073	429,030	0.5%	1,619,586	1,588,545	2.0%
Average daily census	4,789.7	4,767.0	0.5%	17,995.4	17,650.5	2.0%
Occupancy-licensed beds	66.8%	68.2%	-1.9%	73.2%	73.3%	-0.1%
Occupancy-available beds	68.5%	69.9%	-2.0%	73.5%	73.6%	-0.1%
Admissions	87,889	88,090	-0.2%	117,491	116,350	1.0%
Length of stay	4.9	4.9	0.0%	13.8	13.7	0.7%

Inpatient revenue	$15,963,182	$14,318,291	11.5%	$3,266,302	$2,844,888	14.8%
Outpatient revenue	10,812,978	9,327,796	15.9%	312,492	274,034	14.0%
Total patient revenue	26,776,160	23,646,087	13.2%	3,578,794	3,118,922	14.7%
Other revenue	337,257	280,443	20.3%	95,475	88,379	8.0%
Gross revenue	27,113,417	23,926,530	13.3%	3,674,269	3,207,301	14.6%
Total deductions	24,503,281	21,568,716	13.6%	1,792,117	1,468,237	22.1%
Net revenue	$2,610,136	$2,357,814	10.7%	$1,882,152	$1,739,064	8.2%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/26	03/31/25	% change	03/31/26	03/31/25	% change

Hospitals owned and leased	28	28	0.0%	334	334	0.0%
Average licensed beds	7,023	6,994	0.4%	24,016	23,856	0.7%
Average available beds	6,851	6,822	0.4%	23,916	23,756	0.7%
Patient days	425,835	429,030	-0.7%	1,593,351	1,570,599	1.4%
Average daily census	4,731.5	4,767.0	-0.7%	17,703.9	17,451.1	1.4%
Occupancy-licensed beds	67.4%	68.2%	-1.2%	73.7%	73.2%	0.8%
Occupancy-available beds	69.1%	69.9%	-1.2%	74.0%	73.5%	0.8%
Admissions	86,780	88,090	-1.5%	116,268	115,049	1.1%
Length of stay	4.9	4.9	0.0%	13.7	13.7	0.0%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.